UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016 (May 26, 2016)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA	31757
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2016, Flowers Foods, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Thomasville, Georgia for the following purposes and with the following voting results:

(1)	To elect eight nominees as directors of the Company, each to serve for a term of one year until the Company’s Annual Meeting of Shareholders in 2017:

Directors:	For	Against	Abstain	Broker Non- Votes
George E. Deese	163,576,555	4,749,054	66,817	26,916,075
Rhonda Gass	167,763,303	271,711	357,412	26,916,075
Richard Lan	167,682,743	353,456	356,227	26,916,075
Amos R. McMullian	163,764,358	4,565,893	62,175	26,916,075
J.V. Shields, Jr.	166,755,872	1,570,704	65,850	26,916,075
David V. Singer	167,776,298	434,771	181,357	26,916,075
James T. Spear	167,812,721	396,918	182,787	26,916,075
Melvin T. Smith	167,303,621	935,876	152,929	26,916,075

(2)	To hold an advisory vote on the compensation of the Company’s named executive officers:

For	165,699,555
Against	2,349,294
Abstain	343,577
Broker Non-Votes	26,916,075

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

For	194,164,152
Against	917,303
Abstain	227,046
Broker Non-Votes	—

(4)	Shareholder proposal regarding shareholder approval of certain future severance agreements for senior executives:

For	37,115,425
Against	129,747,376
Abstain	1,529,625
Broker Non-Votes	26,916,075

With respect to Proposal 1, each of the director-nominees received a majority of votes cast in the election of directors, and each was elected to serve for a term of one year.

Proposals 2 and 3 each received the affirmative vote of a majority of votes cast and therefore passed.

Proposal 4 did not receive the affirmative vote of a majority of votes cast and therefore did not pass.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
	Name:	R. Steve Kinsey
	Title:	Executive Vice President and Chief Financial Officer

Date: July 29, 2016